UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2018

MAGNEGAS APPLIED TECHNOLOGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2018, MagneGas Applied Technology Solutions, Inc. (the “Company”) entered into a Share Repurchase Agreement (“Agreement”) with Global Alpha, LLC (“Seller”), the Company’s super-majority shareholder. Under the terms of the Agreement, the Company agreed to repurchase 1,000,000 shares of Series A Preferred Stock (“Series A Preferred”) owned by the Seller, which constituted one hundred percent of the Company’s issued and outstanding shares of Series A Preferred stock. The purchase price for the Series A Preferred was $1,000,000 cash and 5,000,000 shares of restricted common stock valued at $0.24 per share – the closing price of the Company’s common stock on November 2, 2018. Upon receipt of the repurchased shares, the Company cancelled and terminated the Series A Preferred class of stock and returned voting control of the Company back to its common stock shareholders.

The above description of the Share Repurchase Agreement does not purport to be complete and is qualified in its entirety by the full text of such Share Repurchase Agreement, which is incorporated herein and attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.2	Share Repurchase Agreement dated November 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2018

MAGNEGAS APPLIED TECHNOLOGY SOLUTIONS, INC.

/s/ Scott Mahoney
	By:	Scott Mahoney
	Its:	Chief Executive Officer